Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Mercantile Bank Corporation
Grand Rapids, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 10, 2014, relating to the financial statements and the effectiveness of internal control over financial reporting, appearing in the Annual Report of Firstbank Corporation on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Plante & Moran, PLLC Plante & Moran, PLLC

Grand Rapids, Michigan

August 12, 2014